                                                                    EXHIBIT 10.4

                                    LOAN AGREEMENT

    THIS AGREEMENT, made as of the 14th day of June, 1996, by and between AGSCO, INC., a North Dakota corporation ("Borrower"), and First American Bank Valley, a North Dakota banking corporation, First National Bank North Dakota, a national banking association and American Bank Moorhead, a Minnesota banking corporation (hereafter individually referred to as "Bank" and collectively referred to as "Banks").

                                       RECITALS

    A.   The Borrower has requested extensions of credit from the Banks; and

    B. The Banks are willing to agree to provide the requested credit to the Borrower on the terms and conditions provided herein.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

    1. DEFINITIONS. The following terms when used in this Agreement shall, except where the context otherwise requires, have the following meanings (such definitions to apply to the singular and plural forms thereof):

         "AGENT" shall mean First American Bank Valley, a North Dakota banking corporation.

         "BANK" shall have the meaning provided in the preamble hereto.

         "BORROWER" shall have the meaning provided in the preamble hereto.

         "BORROWING" shall mean a borrowing consisting of Loans or Term Loans made on the same day by the Banks.

         "BORROWING BASE" shall mean an amount equal to the sum of (i) 70% of Borrower's Eligible Accounts PLUS (ii) 60% of Eligible Inventory.

         "BUSINESS DAY" shall mean a banking business day of all of the Banks.

         "COMMITMENT" shall have the meaning provided in Section 2.1.

         "COMMITMENT FEE" shall have the meaning provided in Section 2.7(b).


                                     Ex. 10.4 - 1

         "DEFAULT" shall mean any event which if continued uncured would, with notice or lapse of time or both, constitute an Event of Default.

         "ELIGIBLE ACCOUNTS" shall mean such accounts receivable of the Borrower as to which the Bank, in its sole discretion, shall from time to time determine to be collectable in a timely manner in the ordinary course of business without dispute or set off. Eligible Accounts shall not include any account with respect to which: (a) any product warranty is breached as to any account; (b) the account is not paid by the account debtor within 90 days from the date of the invoice ; (c) the account debtor disputes liability or makes any claim with respect to any account; (d) a petition in bankruptcy or other application for relief under any insolvency law is filed with respect to the account debtor; (e) the account debtor assigns for the benefit of creditors, becomes insolvent, fails, suspends, or goes out of business; (f) the account arises from a sale to an account debtor outside the United States or Canada, unless the sale is on letter of credit, acceptance or other terms acceptable to the Bank; (g) the account debtor on an account is a supplier to or creditor of the Borrower or an affiliate thereof, (h) the account debtor on an account is an affiliate of the Borrower or is controlled by an affiliate of the Borrower; (i) the accounts are due from an account debtor that has more than 10% of its total accounts due to the Borrower more than 90 days past their invoice dates;
    (j) the account represents a manufacturer's rebate that has not been invoiced but only to the extent such rebates exceed 4.5% of aggregate sales of such manufacturer's products; or (k) the Bank shall reasonably become dissatisfied with the creditworthiness of an account debtor owing an account.

         "ELIGIBLE INVENTORY" shall mean be the value of all of Borrower's inventory held for sale to customers and work in process. The value of such inventory and work in process shall be the lowest of (i) Borrower's cost; (ii) the book value of such inventory and work in process; or (iii) the fair market value of such inventory and work in process. Eligible Inventory shall not include any inventory held on consignment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

         "EVENT OF DEFAULT" shall have the meaning specified in Section 7.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean those principles in effect on the date hereof applied in a manner consistent with those used in preparing the Borrower's financial statements.

         "GUARANTY" shall mean any agreements, undertaking or arrangement by which the respective obligor guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against


                                     Ex. 10.4 - 2

    loss) the debt, obligation or other liability of any Person (other than guaranties or endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any Person.

         "INDEBTEDNESS" of any Person shall mean all liabilities, indebtedness and obligations that would be shown as liabilities on such Person's balance sheet prepared in accordance with Generally Accepted Accounting Principles.

         "LOAN" shall mean a loan by a Bank to the Borrower pursuant to Section
    2.

         "MAJORITY BANKS" shall mean at any time the Agent and at least one of the other Banks.

         "MAXIMUM AVAILABLE LOANS" shall at any time mean the lesser of: (a) the Borrowing Base (as reported on the most recent Borrowing Base and Compliance Certificate delivered pursuant to Section 5.3 hereof); or (b) the Total Revolving Credit Commitment Amount.

         "NOTE" or "NOTES" shall have the meaning provided in Section 2.3.

         "NOTICE OF BORROWING" shall have the meaning provided in Section 2.2.

         "OBLIGATIONS" shall mean all obligations of the Borrower to any Bank under the Notes, this Agreement and any other document delivered hereunder.

         "PERCENTAGE" shall have the meaning provided in Section 2.1.

         "PERSON" shall mean any natural person, corporation, firm, association, partnership, joint venture, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN" shall mean each employee benefit plan or other class of benefits covered by Title IV of ERISA, in either case whether now in existence or hereafter instituted, of Borrower.

         "REFERENCE RATE" shall mean the lowest New York Prime Rate, as published in the WALL STREET JOURNAL, as the same may change from time to time; the Banks may lend to their other customers at rates that are at, above or below the Reference Rate.

         "SECURITY INTEREST" shall mean any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever (including, without limitation, the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or otherwise.


                                     Ex. 10.4 - 3

         "TERM BANK(S)" shall have the meaning specified in Section 3.1.

         "TERM LOANS" shall mean a loan by a Term Bank to the Borrower pursuant to Section 3.

         "TERM LOAN COMMITMENT AMOUNT" shall mean $1,000,000.00.

         "TERM LOAN OBLIGATIONS" shall mean the unpaid principal balance of the Term Notes.

         "TERM LOAN PERCENTAGE" shall have the meaning specified in Section
    3.1.

         "TERM NOTES" shall have the meaning specified in Section 3.2 hereof.

         "TERM NOTICE OF BORROWING" shall have the meaning provided in Section 3.2.

         "TERMINATION DATE" shall have the meaning provided in Section 2.1.

         "TOTAL BANK COMMITMENT AMOUNT" shall mean for each Bank, at any time the start of (i) an amount equal to such Bank's Percentage of the Total Revolving Credit Commitment Amount; plus (ii) such Bank's Term Loan Percentage of the Term Loan Commitment Amount.

         "TOTAL REVOLVING CREDIT COMMITMENT AMOUNT" shall mean the sum of $8,750,000.00.

         "TOTAL COMMITMENTS" shall mean at any time the start of (a) the Total Revolving Credit Commitment Amount; plus (b) the Term Loan Commitment Amount.

    2.   REVOLVING CREDIT COMMITMENT OF BANKS.

         2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement, each Bank for itself alone agrees (such agreement as to each Bank, called its "Commitment") that it will, from time to time on any Business Day occurring during the period from the date hereof through the date which is the earlier of ("Termination Date") March 1, 1997, or the date of termination of the Commitments pursuant to Section 2.5, make Loans to Borrower pursuant to Section 2.2, equal to the percentage (as to each Bank, called its "Percentage" and specified opposite the name of such Bank on the signature page hereof) of the aggregate amount of Loans requested by Borrower from all Banks on such Business Day; PROVIDED, HOWEVER, that no Bank shall be required or permitted on any date to make any Loan if after giving effect thereto the start of the aggregate outstanding principal amount of all Loans would exceed the Maximum Available Loans, or the sum of the aggregate outstanding principal amount of all Loans made by such Bank would exceed its Percentage of the Maximum Available Loans. Subject to the terms and conditions of this Agreement, Borrower may from time to time borrow, repay and reborrow amounts pursuant to the Commitments.


                                     Ex. 10.4 - 4

         2.2 BORROWING PROCEDURE. Borrower may from time to time by written telecopied notice or notice transmitted electronically through the Agent's Execubank Service (the "Notice of Borrowing") delivered by not later than 11:00 a.m. (Central Time) on any Business Day to the Agent (which shall give notice thereof to each other Bank on or before 12:30 p.m. on such Business Day) request Loans from all Banks in an integral multiple of $1,000.00 to be made on the same Business Day specified in such notice. On or before 2:00 p.m., Central Time, on the date specified in such notice, each Bank shall furnish or make available for the account of the Agent, in immediately available funds, or the Agent shall have been advised of a confirming Federal Reserve Bank wire number, an amount equal to such Banks' Percentage of the aggregate amount of Loans requested. All Loans shall be made at the office of the Agent by credit in immediately available funds to Borrower's general deposit account maintained with the Agent on the Business Day specified. In the case of any Loan by any Bank other than the Agent, the Agent shall be required to make such credit only to the extent that it shall have received immediately available funds or been advised of a confirming Federal Reserve Bank wire number from such Bank as above provided. Each Notice of Borrowing shall be in the form of EXHIBIT A attached hereto. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

         Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Banks' Percentage of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with this Section 2.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding meant. If and to the extent such Bank shall not have so made such Percentage available to the Agent, such Bank agrees to repay to the Agent forthwith on demand such corresponding meant together with interest thereon, for each day from the date such mount is made available to the Borrower until the date such amount is repaid to the Agent, at the Reference Rate; PROVIDED, HOWEVER, if such Bank shall repay to the Agent such corresponding amount, the amount repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

         The failure of any Bank to make the Loan as part of any Borrowing shall not relieve any other Bank of its obligation to make its Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank. The Agent shall use its best efforts to give Borrower notice of any Banks' failure to make its Loan.

         2.3 NOTES. All Loans made by any Bank shall be evidenced by a promissory note of Borrower, dated the date hereof (herein, together with all promissory notes, if any, accepted in substitution or replacement therefor, called individually a "Note" and collectively the "Notes"), payable to the order of such Bank in a principal meant equal to its Percentage of the Total Revolving Credit Commitment Amount. The aggregate unpaid amount of Loans set forth on the records of a Bank shall be rebuttable presumptive evidence of the principal


                                     Ex. 10.4 - 5
    amount owing and unpaid on the Note of such Bank. Each of the Notes shall be in the form of EXHIBIT C attached to this Agreement.

         2.4 MATURITY. The Notes will all mature and be due and payable in full on March 1, 1997.

         2.5 TERMINATION. The Commitments of the Banks shall terminate and the Banks shall be relieved of their obligations to make any further Loans:

               (a) five (5) Business Days after notice is given, at any time when no Loans are outstanding, by Borrower to Agent (of which Agent shall give prompt notice to each other Bank); or

               (b) immediately and without further action upon the occurrence of any Event of Default of the nature referred to in clause
         (d) of Section 7.1; or

               (c) immediately when any Event of Default (other than of the nature specified in clause (d) of Section 7.1) shall have occurred and be continuing and the Notes shall be declared to be due and payable pursuant to this Section 2; or

               (d) immediately when any Event of Default (other than of the nature specified in clause (d) of Section 7.1) shall have occurred and be continuing and the Majority Banks shall so elect by notice to Borrower from the Agent for purposes of this clause.

         2.6   INTEREST.

               (a) Interest accrued on the Notes shall be payable on the first day of each month commencing July 1, 1996.

               (b) Interest will accrue on the Notes at a fluctuating rate per annum at all times equal to the Reference Rate.

         2.7 LATE FEES. Borrower agrees to pay a late payment service charge in mount equal to five percent (5.0%) OF any installment of principal or interest (including any final installment) not received by any Bank within ten (10) days of the date due.

         2.8 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of any Bank to make any advances against any of the Notes shall be subject to the further conditions precedent that on the date of such advance the following statements shall be true (the receipt by the Borrower of the proceeds of such advance shall be deemed to constitute a representation or warranty by the Borrower that such statements are true):


                                     Ex. 10.4 - 6

               (a) The representations and warranties contained in Section
         4 hereof are correct on and as of the date of such advance as though made on or as of such date; and
               (b) No Default or Event of Default has occurred and is continuing.

         2.9 COMPUTATIONS. Interest on the Notes, and any other compensation payable to the Banks hereunder shall be computed utilizing the actual number of days elapsed in a year of 360 days.

         2.10 VOLUNTARY PAYMENT. Borrower shall have the right at any time, not later than 11:00 a.m. Central Time on the same Business Day m such payment, to pay the Notes in whole or in part without premium of penalty but with seemed interest to the date or prepayment on the amount prepaid.

         2.11 PAYMENT TO AGENT. Any other provision of this Agreement to the contrary notwithstanding, Borrower shall make all payments of accrued interest on and principal of the Notes in immediately available funds to the Agent at its office shown in Section 9.4 hereof for the account of the Banks or holders of Notes thereof in accordance with each Banks' Percentage of such payments. The Borrower hereby authorizes the Agent to charge from time to time against the Borrower's account with it any amount so due on the due date thereof. The Borrower hereby further authorizes each Bank, if and to the extent payment is not made when due hereunder or under the Note held by such Bank, to charge from time to time against the Borrower's account with such Bank any amount so due. The Agent shall promptly distribute to each Bank in immediately available funds its respective Percentage of all payments of principal or interest received by it for the account of such Bank. Any payment due from the Agent to any Bank pursuant to this paragraph shall bear interest commencing the first Business Day following the Business Day the Agent received such payment at a rate equal to the Reference Rate. Subject to the provisions of Section 2.12, all amounts received by each Bank (whether as a result of payment transmitted by Borrower or otherwise) on account of payment of interest on or principal of the Notes, as the case may be, shall be so applied by it to such payment.

         2.12  PRO RATA SHARING.

               (a) If any holder of any Note shall obtain any payment
         (whether voluntary, involuntary, by application of offset or otherwise) upon any principal of or interest on such Note in excess of its Percentage of payments then or thereafter obtained by all holders upon principal of or interest on all Notes, such holder shall purchase from the other holders of Notes such participations therein as shall be necessary for such purchasing holder to share the excess payment received with such other holders according to each such holder's Percentage; PROVIDED, HOWEVER, that if all or any portion of the excess payment is thereafter recovered from such purchasing holder, then purchase shall be rescinded and the purchase price restored pro rate according


                                     Ex. 10.4 - 7
         to the extent of such recovery, but without interest. Any payments received by any Bank shall be applied first to the outstanding amount of any Loans in accordance with each Banks' respective Percentage thereof.

               (b) Following any Default or Event of Default hereunder and continuing until such Default or Event of Default is remedied or waived as provided herein, any payments received by any Bank pursuant to this Agreement shall be applied ratably to the outstanding amount of any Loans and Term Loans according to the percentage that each Bank's total outstanding balances bear to the aggregate outstanding balances of all the Banks on such Loans and Term Loans. To the extent any Bank receives payments in excess of what is required pursuant to this Section 2.12, such Bank shall purchase participations from the other Banks as may be necessary for the purchasing Bank to share the excess received by the purchasing Bank in accordance with the priority set forth above.

         2.13 MANDATORY PREPAYMENT. At least once prior to the maturity of the Notes, reduce the outstanding balance of principal and interest on the Notes to zero for a period of thirty (30) consecutive days.

    3.   TERM LOANS.

         3.1 TERM LOANS. Subject to compliance with all terms and conditions hereof, each of First American Bank Valley and First National Bank North Dakota (hereinafter individually "Term Bank" and collectively, the "Term Banks") hereby alone agrees (such agreement as to each Term Bank called its "Term Loan Commitment Amount") that will from time to time during the period from the date hereof through the date which is the earlier of the Termination Date, or the date of termination of the Term Loans pursuant to Section 3.5, make Term Loans to Borrower pursuant to
    Section 3.2, equal to the percentage (as to each Term Bank called its "Term Loan Percentage" and specified opposite the name of each Term Bank on the signature page hereof) of the aggregate amount of such Term Loans so requested by Borrower; PROVIDED, HOWEVER, that no Term Bank shall be required or permitted on any date to make any Term Loan if after giving effect thereto the sum of the aggregate amount of all Term Loans made would exceed the Term Loan Commitment Amount or the aggregate amount of all Term Loans made by such Term Bank would exceed its Term Loan Percentage of the Term Loan Commitment Amount.

         3.2 BORROWING PROCEDURE. Borrower may from time to time but not more often than once each calendar month, by written telecopied notice (the "Term Notice of Borrowing") delivered by not later than 11:00 a.m. (Central
    Time) on any Business Day to the Agent (which shall give prompt notice thereof to each other Term Bank) request Term Loans from the Term Banks in a minimum aggregate amount of $100,000.00, to be made on the same Business Day specified in such notice. The Term Notice of Borrowing shall be accompanied by invoices, purchase orders and other information requested by Agent


                                     Ex. 10.4 - 8
    describing the fixed assets acquired with the proceeds of such requested Borrowing. On or before 2:00 p.m., Central Time, on the date specified in such notice, each Term Bank shall furnish or make available for the account of the Agent, in immediately available funds or the Agent shall have been advised of a continuing Federal Reserve Bank wire number, an amount equal to such Term Banks' Term Loan Percentage of the aggregate amount of Term Loans requested. All Term Loans shall be made at the office of the Agent by credit in immediately available funds to Borrower's general deposit account maintained with the Agent on the Business Day specified. In the case of any Term Loan by any Term Bank other than the Agent, the Agent shall be required to make such credit only to the extent that it shall have received immediately available funds or been advised of a continuing Federal Reserve Bank wire number from such Term Bank as above provided. Each Term Notice of Borrowing shall be in the form of EXHIBIT B attached hereto. Each Term Notice of Borrowing shall be irrevocable and binding on the Borrower.

         Unless the Agent shall have received notice from a Term Bank prior to the date of any Borrowing that such Term Bank will not make available to the Agent such Term Banks' percentage of such Borrowing, the Agent may assume that such Term Bank has made such portion available to the Agent on the date of such Borrowing in accordance with this Section 3.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Term Bank shall not have so made such Term Loan Percentage available to the Agent, such Term Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Reference Rate; PROVIDED, HOWEVER, if such Term Bank shall repay to the Agent such corresponding amount, the amount repaid shall constitute such Term Banks' Term Loan as part of such Borrowing for purposes of this Agreement.

         The failure of any Term Bank to make the Term Loans as part of any Borrowing shall not relieve any other Term Bank of its obligation to make its Term Loan on the date of such Borrowing, but no Term Bank shall be responsible for the failure of any other Term Bank to make the Loan to be made by such other Term Bank. The Agent shall use its best efforts to give Borrower notice of any Term Banks' failure to make its Term Loan.

         3.3 TERM NOTES. All Term Loans made by the Term Banks shall be evidenced by a promissory note of Borrower, dated the date hereof and in the form of EXHIBIT D attached hereto (herein, together with all promissory notes, if any, accepted in substitution or replacement therefor, called individually a "Term Note" and collectively, the "Term Notes"), payable to the order of such Term Bank in a principal amount equal to $500,000.00. The aggregate paid amount of Term Loans set forth on the records of a Term Bank shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Term Note of such Term Bank.


                                     Ex. 10.4 - 9

         3.4 MATURITY OF TERM NOTES. The Term Notes will all mature and be due and payable in full on March 1, 1997.

         3.5 TERMINATION. The Term Loan Commitments Amount of the Term Banks shall terminate and the Term Banks shall be relieved of their obligations to make any further Term Loans:

               (a) five (5) Business Days after notice is given, at any time when no Term Loans are outstanding, by Borrower to Agent (of which Agent shall give prompt notice to each other Term Bank); or

               (b) immediately and without further action upon the occurrence of any Event of Default of the nature referred to in clause
         (d) of Section 7.1; or

               (c) immediately when any Event of Default (other than of the nature specified in clause (d) of Section 7.1) shall have occurred and be continuing and the Term Notes shall be declared to be due and payable pursuant to this Section 3; or

               (d) immediately when any Event of Default (other than of the nature specified in clause (d) of Section 7.1) shall have occurred and be continuing and the Term Banks shall so elect by notice to Borrower from the Agent for purposes of this clause; or

               (e) At such time as the Term Banks have advanced against the Term Notes, in the aggregate, the Term Loan Commitment Amount.

         3.6   INTEREST AND PAYMENTS ON THE TERM NOTES.

               (a) Borrower agrees to pay interest on the Term Notes from the date of this Agreement until all principal and interest thereon has been paid in full at a rate per annum equal at all times to the Reference Rate.

               (b) Interest seemed on the Term Notes and the principal thereof, shall be payable as provided in the Term Notes.

               (c) No provision of this Agreement or the Term Notes shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

         3.7 LATE FEES. Borrower agrees to pay a late payment service charge in an amount equal to five percent (5.0%) of any installment of principal or interest (including any final installment) not received by any Term Bank within ten (10) days of the date due.


                                    Ex. 10.4 - 10

         3.8 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of any Term Bank to make any advances against any of the Term Notes shall be subject to the further conditions precedent that on the date of such advance the following statements shall be true (the receipt by the Borrower of the proceeds of such advance shall be deemed to constitute a representation or warranty by the Borrower that such statements are true):

               (a) The representation and warranties contained in Section
         4 hereof are correct on and as of the date of such advance as though made on or as of such date; and

               (b) No Default or Event of Default has occurred and is continuing.

         3.9 COMPUTATIONS. Interest on the Term Notes, and any other compensation payable to the Term Banks hereunder shall be computed utilizing the actual number of days elapsed in a year of 360 days.

         3.10 VOLUNTARY PAYMENT. Borrower shall have the right at any time, by giving notice to the Agent no later than 11:00 a.m. Central Time on the same Business Day to pay the Term Notes in whole or in part without premium or penalty but with seemed interest to the date of prepayment on the amount prepaid.

         3.11 PAYMENT TO AGENT. Any other provision of this Agreement to the contrary notwithstanding, Borrower shall make all payments of seemed interest on and principal of the Term Notes in immediately available funds to the Agent at its office shown on in Section 9.4 hereof for the account of Term Banks or holders of Term Notes thereof in accordance with each such Bank's Term Loan Percentage of such payments. The Borrower hereby authorizes the Agent to charge from time to time against the Borrower's account with it any amount so due on the due date thereof. The Borrower hereby further authorizes each Term Bank, if and to the extent payment is not made when due hereunder or under the Term Note held by such Term Bank, to charge from time to time against the Borrower's account with such Term Bank any meant so due. The Agent shall promptly distribute to each Term Bank in immediately available funds its respective Term Loan Percentage of all payments of principal or interest received by it for the account of such Term Bank. Any payment due from the Agent to any Term Bank pursuant to this paragraph shall bear interest commencing the first Business Day following the Business Day the Agent received such payment at a rate equal to the Reference Rate. Subject to the provisions of Section 3.12, all amounts received by each Term Bank (whether as a result of payment transmitted by Borrower or otherwise) on account of payment of interest on or principal of the Term Notes, as the case may be, shall be so applied by it to such payment.

         3.12  PRO-RATA SHARING.


                                    Ex. 10.4 - 11

               (a) If any holder of any Term Note shall obtain any payment (whether voluntary, involuntary, by application of offset or otherwise) upon any principal of or interest on such Term Note in excess of its Term Loan Percentage of payments then or thereafter obtained by all holders upon principal of or interest on all Term Notes, such holder shall purchaser from the other holders of Term Notes such participations therein as shall be necessary for such purchasing holder to share the excess payment received with such other holders according to each such holder's Term Loan Percentage; PROVIDED, HOWEVER, that if all or any portion of the excess payment is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored pro rate according to the extent of such recovery, but without interest.

               (b) Following any Default or Event of Default hereunder and continuing until such Default or Event of Default is remedied or waived as provided herein, any payments received by any Bank pursuant to this Agreement shall be applied ratably to the outstanding amount of any Loans, Term Loans according to the percentage that each Bank's total outstanding balances bear to the aggregate outstanding balances of all the Banks on such Loans and Term Loans. To the extent any Bank receives payments in excess of what is required pursuant to this
         Section 3.12(b), such Bank shall purchase participations from the other Banks as may be necessary for the purchasing Bank to share the excess received by the purchasing Bank in accordance with the priority set forth above.

         4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to each of the Banks that:

               4.1 ORGANIZATION, QUALIFICATION AND AUTHORIZATION.
         Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of North Dakota; has the corporate power and authority to own its property and to carry on its business as now being conducted; and is duly qualified and licensed to do business, and is in good standing, in every jurisdiction in which the nature of the business in which it is engaged makes such qualification or licensing necessary, except for those jurisdiction where its failure to be qualified, licensed or in good standing would not have a material adverse effect on its business or property.

               4.2 VALIDITY OF OBLIGATIONS. Borrower has full power, right and authority to execute and deliver this Loan Agreement, the Notes and all other documents and agreements required to be delivered by Borrower hereunder ("Loan Documents"), to obtain the credit herein provided for, and to perform and observe each and all of the matters and things provided for in the Loan Documents. The execution and delivery of the Loan Documents and the performance or observance of the terms thereof have been duly authorized by all necessary and corporate and shareholder action and do not contravene or violate any provision of law or any charter or bylaw provision or any


                                    Ex. 10.4 - 12
         covenant, indenture or agreement of or binding upon Borrower, nor require the consent or approval of any governmental entity or agency thereof.

               4.3 TITLE TO ASSETS. The Borrower has good and marketable title to all of its property and assets reflected in its balance sheet, prepared and delivered to the Bank, subject to the encumbrances as therein detailed.

               4.4 LITIGATION. No actions, suits or proceedings are pending or, to the Borrower's knowledge, threatened, against or affecting it before any court, governmental or administrative body or agency which might result in any material adverse change in the operations, business property, assets or condition (financial or otherwise) of the Borrower, or which would question the validity of this Agreement or of any action taken or to be taken by Borrower pursuant to or in connection with this Agreement.

               4.5 NO EVENTS OF DEFAULT. No Default or Event of Default has occurred and is continuing as of the date hereof.

               4.6 SUBSIDIARIES AND AFFILIATES. Borrower has no subsidiaries [corporations in which Borrower owns or controls, directly or indirectly, more than 50% of the voting stock of such corporation ("Subsidiaries")] or affiliates except those listed on EXHIBIT G attached hereto.

         4.7 ERISA COMPLIANCE. The provisions of each Plan comply in all material respects with all applicable requirements of ERISA, and Borrower has not incurred any "accumulated funding deficiency" within the meaning of ERISA which is material, in connection with any Plan. Borrower does not participate in any multi-employer pension Plan.

         4.8 GUARANTY OR SURETYSHIP. Except as disclosed on EXHIBIT H attached hereto, Borrower is not a party to any contract of Guaranty or suretyship and none of its assets is subject to such a contract.

         4.9 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously herewith furnished by or on behalf of Borrower or to any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading.

         4.10 TAX RETURNS; AUDITS. Borrower has filed all federal, state and provincial income tax returns which are required to be filed, and have paid all taxes as shown on said returns and on all assessments received by it to the extent that such notes have become due


                                    Ex. 10.4 - 13
    or have obtained extensions with respect to the filing of such returns and have made provision for the payment of taxes anticipated to be payable in connection with such returns. Borrower has made all required withholding deposits. Federal income tax returns of Borrower have been examined and approved or adjusted by the applicable taxing authorities or closed by applicable statutes for all fiscal years prior to and including the fiscal year ended 1992. Except as disclosed to the Banks in writing prior to the date hereof, Borrower has no knowledge of any objections to or claims for additional taxes by federal, state or local taxing authorities for subsequent years.

         4.11 INDEBTEDNESS. Except for Indebtedness hereunder, Indebtedness for accounts payable incurred in the ordinary course of business and Indebtedness disclosed on EXHIBIT H attached hereto, the Borrower has no outstanding Indebtedness.

         4.12 COMPLIANCE WITH OTHER AGREEMENTS. The Borrower is not in material violation of its Articles of Incorporation, Bylaws or other governing documents. Borrower is not in default in the performance of any obligation, agreement, or condition contained in any bond, debenture, note, or in any indenture, loan agreement, or other agreement.

    5. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees with the Banks that so long as any amount remains unpaid on the Notes or the Term Notes, or the Banks have any obligation to advance against the Notes, Borrower will:

         5.1 MAINTAIN ASSETS. Maintain and keep its assets, properties and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs so that at all times the Borrower's businesses can be operated efficiently.

         5.2 INSURANCE. Insure and keep insured all of its property of an insurable value under all-risk policies in an amount reasonably acceptable to the Banks and carry such other insurance as is usually carried by persons engaged in the same or similar business, all such insurance to name the Agent, as agent for the Banks, an additional insured on liability coverages, and from time to time furnish to the Agent upon request appropriate evidence of the carrying of all insurance required by this Section.

         5.3   FINANCIAL STATEMENTS.  Furnish to the Bank:

               (a) Within ninety (90) days after the end of each of Borrowers fiscal years, audited annual financial statements for Borrower, which include a balance sheet and income statement prepared by accountants reasonably acceptable to the Banks and in accordance with Generally Accepted Accounting Principles consistently applied.

               (b) Within ninety (90) days after the end of each of the fiscal years of Ag Park, LLC, a North Dakota limited liability company ("Ag Park"), reviewed annual


                                    Ex. 10.4 - 14
         financial statements for Ag Park which include a balance sheet and income statement prepared by accountants reasonably acceptable to the Banks and in accordance with Generally Accepted Accounting Principles consistently applied.

               (c) Within ninety (90) days after the end of Borrower's fiscal years, consolidated and consolidating financial statements for Borrower and Ag Park, which include a balance sheet and consolidated income statement prepared by accountants reasonably acceptable to the Banks and in accordance with Generally Accepted Accounting Principles consistently applied.

               (d) Within thirty (30) days after the end of each calendar month, compiled, consolidated and consolidating interim financial statements for Borrower and Ag Park, which include an internally prepared balance sheet, profit and loss statements and accounts receivable aging summary as of the end of such calendar month, together with a narrative explaining any significant trends or variances from budget.

               (e) On or before the twentieth (20th) day of each month hereafter, a Borrowing Base and Compliance Certificate as of the end of the immediately preceding month in the form of EXHIBIT I.

               (f) At least annually, and more frequently at Agent's request, a complete listing and aging of Borrower's accounts receivable.

               (g) Such other information as the Banks may reasonably request from time to time.

         5.4 ACCESS TO RECORDS. Permit any person designated by the Banks, at the Banks' expense, to visit and inspect any of its properties, books and financial records and to discuss the Borrower's affairs, finances and accounts with the Borrower, all at such reasonable times and as often as Banks any reasonably request.

         5.5 TAXES, ASSESSMENTS AND CHARGES. Promptly pay over to the appropriate authorities all starts for taxes deducted and withheld from wages as well as the employer's contributions and other governmental charges imposed upon or asserted against the Borrower's income, profits, properties and rental charges or otherwise which are or might become a lien charged upon the Borrower's properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established on the Borrower's books with respect thereto.

         5.6   NOTIFICATION OF CHANGES  Promptly notify the Banks of:

               (a) Any litigation which might materially and adversely affect the Borrower or any of its properties;


                                    Ex. 10.4 - 15

               (b) The occurrence of any Default or Event of Default under this Agreement.

               (c) Any material adverse change in the operations, business, properties, assets or conditions, financial or otherwise, of the Borrower which could adversely and materially affect the Borrower's ability to perform its obligations under the Loan Documents.

               (d) Any casualty or other losses in excess of $50,000.00 whether or not covered by insurance.

         5.7 CORPORATE EXISTENCE. Maintain its corporate existence and conduct the same general type of business as is now being carried on and continue compliance with all applicable statutes, laws, rules and regulations.

         5.8 BOOKS AND RECORDS. Keep true and accurate books of records and in accordance with Generally Accepted Accounting Principles.

         5.9   REIMBURSEMENT OF EXPENSES.  Promptly reimburse the Agent for:

               (a) any and all reasonable expenses, fees and disbursements, including attorneys' fees and inventory and receivable audit fees, incurred in connection with the preparation of this Agreement and the instruments and documents related thereto up to a maximum of $6,500.00; and

               (b) all expenses of collection of any loans made or to be made hereunder, including reasonable attorneys' fees.

         5.10 MINIMUM TANGIBLE NET WORTH. Cause Ag Park and Borrower to maintain as of each of Borrower's fiscal year ends, a consolidated minimum Tangible Net Worth of not less than $5,250,000.00. The term "Tangible Net Worth" as used herein shall mean the start of Borrower's and Ag Park's consolidated net worth determined in accordance with Generally Accepted Accounting Principles, exclusive of goodwill, prepaid expenses, amounts due from officers, and other intangible assets.

         5.11 MINIMUM CURRENT RATIO. Cause Ag Park and Borrower to maintain a ratio of their consolidated current assets (determined in accordance with Generally Accepted Accounting Principles) to their consolidated current liabilities (determined in accordance with Generally Accepted Accounting Principles) of not less than the following for the periods indicated:



                                    Ex. 10.4 - 16

         PERIOD                             MAXIMUM RATIO
         ------                             -------------

         On 6/30/96                         1.15 to 1
         On 7/31/96                         1.15 to 1
         On 8/31/96                         1.15 to 1
         On 9/30/96                         1.15 to 1
         On 10/31/96                        1.20 to 1
         On 11/30196 and
         each month end thereafter          1.15 to 1

         5.12 MAXIMUM DEBT/TANGIBLE NET WORTH RATIO. Cause Ag Park and Borrower to maintain at all times a ratio of its consolidated Indebtedness to consolidated Tangible Net Worth of not greater than the following for the periods indicated:

         PERIOD                             MAXIMUM RATIO
         ------                             -------------

         On 6/30/96                         5.00 to 1
         On 7/31/96                         5.00 to I
         On 8/31/96                         5.00 to 1
         On 9/30/96                         5.00 to 1
         On 10/31/96                        2.75 to 1
         On 11/30/96 and
         each month end thereafter          5.00 to 1

    For the purposes hereof, "Indebtedness" shall mean all liabilities, indebtedness and obligations that would be shown as liabilities on Borrower's and Ag Park's balance sheets prepared in accordance with Generally Accepted Accounting Principles. For the purposes hereof, "Tangible Net Worth" shall have the meaning provided in Section 5.10.

         5.13 CASH FLOW COVERAGE RATIO. Cause Ag Park and Borrower to maintain a minimum consolidated Cash Flow Coverage Ratio of not less than
    1.20 to 1 as of October 31, 1996. The term "Cash Flow Coverage" shall mean the sum of Borrower's and Ag Park's net income plus interest and depreciation, divided by the sum of mandatory debt retirement plus interest, plus dividends, plus Net Capital Purchases, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles. For the purposes hereof, "Net Capital Purchases" shall mean the difference between total capital expenditures and the cumulative amount of all advances against the Term Notes, determined in accordance with Generally Accepted Accounting Principles.

         5.14 MAINTAIN ACCOUNTS. Maintain all primary depository accounts with the Agent.

         5.15 PLANS. Maintain all Plans in strict compliance with the ERISA, as amended.


                                    Ex. 10.4 - 17

         5.16 USE OF TERM LOAN PROCEEDS. Use proceeds of any Term Loans solely to purchase fixed assets for use in Borrower's business and operations.

    6. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees with the Banks that so long as any amount shall remain unpaid on the Notes or the Term Notes or so long as the Banks have any obligation to make advances hereunder, Borrower will not:

         6.1 MERGE, CONSOLIDATE OR SELL. Transfer, lease or sell all or substantially all of the Borrower's property and business to any other entity or entities. other than in the ordinary course of business.

         6.2 DEFAULT ON OTHER OBLIGATIONS. Default upon or fail to pay any of the other debts or obligations as the same mature, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established with respect thereto.

         6.3 LIENS AND ENCUMBRANCES. Create, assume, incur or suffer to exist any pledge, mortgage, assignment or other lien or encumbrance of any kind, or upon any of its property of any kind, whether now owned or hereafter acquired, or of or upon the income or profits therefrom except for:

               (a) Liens for taxes, assessments and other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings diligently conducted, against which required reserves have been set up;

               (b) Liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other similar laws or to secure the performance of statutory obligations of a like nature (exclusive of obligations for the payment of money borrowed);

               (c) Liens imposed by law in connection with transactions in the ordinary course of business, such as liens of carriers, warehousemen, mechanics and materialmen for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted, against which adequate reserves have been set up;

               (d) Landlords' liens under authorized leases to which the Borrower is a party; and

               (e) Zoning restrictions, licenses and minor encumbrances and irregularities in title, all of which in the aggregate do not materially detract from the value of the property involved or materially impair their use in the operation of Borrower's business.


                                    Ex. 10.4 - 18

         6.4 GUARANTEES. Except as disclosed on EXHIBIT H attached hereto, assume, guarantee, endorse or otherwise become liable for the obligation of any person, firm or corporation except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, nor sell any notes or accounts receivable with recourse.

         6.5 INVESTMENTS. Except as disclosed on EXHIBIT H attached hereto, make or permit to exist any loans or advances to or investments in any person, firm or corporation, or any other entity, other than through the purchase or sale of negotiable instruments.

         6.6 LOANS TO AFFILIATES. Make or permit to exist loans or advances to Subsidiaries, stockholders or affiliates of Borrower in excess of $50,000.00 in the aggregate outstanding at any time.

         6.7 INDEBTEDNESS. Issue, assume, incur or otherwise become obligated for any Indebtedness except for Indebtedness for accounts payable incurred in the ordinary course of business, the Indebtedness hereunder and the Indebtedness listed on EXHIBIT H attached hereto.

         6.8 NO NEW SUBSIDIARIES. Create or permit to exist any Subsidiaries.

         6.9   FISCAL YEAR.  Change its fiscal year.

    7.   DEFAULTS.

         7.1 EVENT OF DEFAULT. Any one or more of the following events shall constitute an Event of Default:

               (a) PAYMENT. The Borrower shall fail to pay the Notes or the Term Notes upon the terms and conditions therein set forth or fail to pay any fees or expenses payable pursuant hereto and such failure shall continue unremedied for five (5) days; or

               (b) OTHER OBLIGATIONS. The Borrower shall default under the terms and conditions of any note, agreement or other document governing, or evidencing any indebtedness and such default shall be sufficient to entitle the lender thereunder to accelerate payment of such indebtedness or otherwise exercise any remedies with respect to such indebtedness; or

               (c) OTHER COVENANTS OR AGREEMENTS HEREIN. The Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement (excluding those defaults otherwise covered by this Section 7.1), or in any other documents or agreement delivered pursuant hereto or in connection


                                    Ex. 10.4 - 19
         herewith and such default shall continue for a period of thirty (30) days after written notice thereof shall have been given by Bank to the Borrower; or

               (d) INSOLVENCY. The Borrower shall (i) become insolvent or unable to pay its debts generally as they mature, (ii) suspends business, (iii) makes a general assignment for the benefit of creditors, (iv) admits in writing its inability to pay its debts generally as they mature, (v) files a petition in bankruptcy or a petition or answer seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State thereof, (vi) consents to the appointment of a trustee or receiver for the Borrower or for a substantial part of its property,
         (vii) is adjudicated a bankrupt on an involuntary petition in bankruptcy, (viii) takes any corporate action for the purpose of effecting or consenting to any of the foregoing, or (ix) has an order, judgment or decree entered appointing, without its consent, a trustee or receiver for Borrower or any guarantor or for a substantial part of its property, or approving a petition filed against the Borrower seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State hereof, which order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry; or

               (e) REPRESENTATIONS AND WARRANTIES. If any representation or warranty contained in this Agreement any other document or any letter or certificate furnished or to be furnished to the Banks proves to be false as of the date the Agreement or such documents is executed or at the time such letter or certificate is delivered to the Banks; or

               (f) CHANGE IN OWNERSHIP.  Ownership of more than five
         percent (5%)   of the voting stock of the Borrower shall change
         without the Banks' prior written approval; or

               (g) JUDGMENTS.  Judgments against the Borrower for the
         payment of     money totaling in excess of $25,000.00 shall be
         outstanding for a period of thirty (30) days without a stay of execution.

         7.2   BANKS' RIGHTS ON DEFAULT.  If an Event of Default described in
    Section 7.l(d) shall occur, the full unpaid principal amount of the Notes and the Term Notes and all other Obligations of Borrower hereunder shall automatically be due and payable without declaration, notice, presentment, protest or demand of any kind (all of which we hereby waived) and the obligation of Banks to make additional Loans shall automatically terminate. If any other Event of Default shall occur and be continuing, the Agent may at the direction of the Majority Banks (unless precluded from doing so by operation of law, an order of a court of competent jurisdiction or stay imposed by law): (a) terminate the obligation of each


                                    Ex. 10.4 - 20

    Bank to make additional Loans and may at the direction of the Majority Banks declare the outstanding principal mount of the Notes and the Term Notes to be due and payable and any or all other Obligations of Borrower hereunder owing to be due and payable, without notice, presentment, protest or demand of any kind (all of which are hereby waived), whereupon the full unpaid meant of such Notes and the Term Notes and any and all other Obligations of Borrower hereunder, which shall be so declared due and payable shall be and become immediately due and payable; and (b) take such actions as may otherwise be available in equity or at law. All remedies of the Banks shall be cumulative.

    8.   AGENT BANK.

         8.1 APPOINTMENT AND AUTHORIZATION. Each Bank hereby appoints First American Bank Valley, a North Dakota banking corporation as the Agent with such powers and duties as are specifically delegated or required of the Agent by the terms hereof and such other powers as are reasonably incidental thereto. Each Bank hereby authorizes, consents to and directs the Borrower to deal with the Agent as the true and lawful agents of such Bank to the full extent provided herein. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein with respect to its role as Agent, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The Agent may execute any of its duties under this Agreement by and through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected ed by them with reasonable care. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes and the Term Notes) the Agent shall be required to act or refrain from acting upon the instructions of the Majority Banks and such instruction shall be binding upon all Banks and holders of the Notes and the Term Notes.

         8.2 EXCULPATORY PROVISIONS. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto nor to make any inquiry respecting the performance by Borrower of its Obligations hereunder or thereunder. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statements or writing which they believe to be genuine and to have been presented by a proper Person. The provisions of this Section shall survive termination of this Agreement.


                                    Ex. 10.4 - 21

         8.3 SUCCESSOR AGENT. The Agent may resign as such at any time upon at least thirty (30) days prior written notice to Borrower and all Banks. If the Agent at any time shall resign, the Majority Banks may appoint a successor Agent, which shall be one of the Banks, and which shall thereupon become the Agent, hereunder and shall be entitled to receive from the prior Agent, documents of transfer and assignment as such successor Agent may reasonably request.

         8.4 LOANS BY THE AGENT. The Agent shall have the same rights and powers with respect to the Loans made by them and the Notes and the Term Notes held by them as any Bank and may exercise the same as if they were not the Agent, and the term "Bank" and when appropriate, "holder" shall include the Agent in its individual capacity.

         8.5 CREDIT DECISIONS. Each Bank acknowledged that it has independently of the Agent and each other Bank and based on the financial information delivered to it by the Borrower and such other documents, information and investigations as it has deemed appropriate, made its own credit decisions to extend its Commitment to make Loans and the loans evidenced by the Term Notes hereunder from time to time. Each Bank also acknowledges that it will, independently of the Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any instrument executed pursuant hereto.

         8.6 INDEMNIFICATION. To the extent the Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Agent, in the same proportion that such Banks' Total Bank Commitment Amount bears to the Total Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent (or either of them) in performing their duties hereunder or under any other document delivered pursuant hereto, in any way relating to or arising out of this Agreement or any other document delivered pursuant hereto; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         8.7 BALANCES. Each Bank shall from time to time on request of Agent confirm to the Agent balances on its respective Notes.

    9.   MISCELLANEOUS.

         9.1 BINDING EFFECT. The parties hereto agree that this Agreement shall be binding upon and inure to the benefit of their respective heirs, successors in interest and assigns including any holder of the Notes or the Term Notes, provided, however, that the Borrower


                                    Ex. 10.4 - 22
    may not assign or transfer its interest hereunder without the prior written cement of the Bank; and provided further, that any assignment of all the Banks' interests hereunder and under the other Loan Documents (except for sales of participations contemplated by Section 9.2 hereof) shall not be binding upon Borrower unless and until Borrower has received written notice of such assignment.

         9.2 PARTICIPATIONS. The Company acknowledges that the Banks may sell one or more participations in the loan evidenced hereby to other financial institutions.

         9.3 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and under the Notes, and any other documents delivered herewith shall be construed in accordance with and governed by the laws of the State of North Dakota. The Borrower hereby consents to the jurisdiction of the courts of the State of North Dakota for any actions brought hereon or on the Notes or the Term Notes.

         9.4 NOTICES. Any notices required or contemplated hereunder shall be effective the second business day after the placing thereof in the United States mails, certified mail and with return receipt requested, postage prepaid, and addressed as follows:

         If to Borrower:          AGSCO, INC.
                                  P.O. Box 13458
                                  Grand Forks, North Dakota 58208-3459
                                  Attn:  Randy Brown, President

         With a Copy To:          Fischer, Olson, Daley & Bata Ltd.
                                  315 First Avenue North
                                  Grand Forks, North Dakota 58203
                                  Attn:  Richard W. Olson

         If to Agent              First American Bank Valley
         or Banks:                3100 South Columbia Road
                                  P.O. Box 13118
                                  Grand Forks, North Dakota 58208-3118
                                  Attn:  John D. Erickson

                                  First National Bank North Dakota
                                  4th and DeMers Avenue
                                  Grand Forks, North Dakota 58201
                                  Attn:  Karl Bollingberg


                                    Ex. 10.4 - 23

                                  American Bank Moorhead
                                  P.O. Box 220
                                  Moorhead, Minnesota 56560-0220
                                  Attn:  Neil Qualey

         With a Copy to:          Christoffel, Elliott & Albrecht, P.A.
                                  805 Capital Centre
                                  386 North Wabasha Street
                                  St. Paul, Minnesota 55102
                                  Attn:  James F. Christoffel

         9.5 RIGHT OF OFFSET. In addition to, and without limitation of, any rights of any Bank under any applicable law or otherwise, each Bank may, when any Default of the nature referred to in clause (d) of Section
    7.1 or any other Event of Default shall have occurred and be continuing and without notice or demand of any kind, appropriate and apply toward payment of any Obligations owing to it whether or not due) any amounts, property, balances, credits, deposit accounts or moneys of Borrower in the possession or control of such Bank for any purpose; PROVIDED, HOWEVER, that any such amount, property, balances, credits, deposit accounts or money, so applied by any Bank on any of the Obligations owing to it shall be subject to the provisions of Sections 2.12 and 3.12.

    Each Bank agrees to give Borrower notice of any offset promptly after effecting such offset.

         9.6 NO WAIVERS. No failure or delay on the part of Bank in exercising any right, power or privilege hereunder and no course of dealing between the Borrower and Bank shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         9.7 HEADINGS. The headings of various sections of this Agreement have inserted for reference only and shall not be deemed to be a part of this Agreement.

         9.8 AMENDMENT AND WAIVER. Neither this Agreement nor any provision hereof may be modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         9.9 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Banks, Borrower hereby agrees to indemnify, exonerate and hold each Bank, and each of its officers, directors, employees and agents of that Bank (the "Bank Parties") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation,


                                    Ex. 10.4 - 24
    reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to:

               (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds of the Loans and the Term Loans, or

               (b) the execution, delivery, performance or enforcement of this Agreement by any of the Bank Parties,

    except for any such Indemnified Liabilities arising on account of any Bank Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of this Section shall survive termination of this Agreement.

         9.10 COUNTERPARTS. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.

         10    DOCUMENT REQUIREMENTS.  To induce the Banks to commit to make the requested Loans and the Term Loans pursuant to the terms and conditions hereof, and as a condition to any advance to the Borrower hereunder, the Borrower shall on or before the date hereof, deliver to the Banks the following documents all dated of even date herewith (the "Loan Documents"):

         10.1 NOTES. The Notes in the amount of each Banks' Commitment payable to each of the respective Banks;

         10.2 TERM NOTES. The Term Notes each in the amount $500,000.00 payable to the Term Banks;

         10.3 CERTIFICATE OF AUTHORITY. A completed Certificate of Authority for Borrower in the form of EXHIBIT E attached hereto.

         10.4 CERTIFICATE OF GOOD STANDING. A current Certificate of Good Standing for Borrower issued by the office of the North Dakota Secretary of State.

         10.5  FINANCIAL STATEMENTS.  Current financial statements for
    Borrower.

         10.6 OPINION OF COUNSEL. An opinion of Borrower's counsel in the form of EXHIBIT F attached hereto.


                                    Ex. 10.4 - 25

    Executed in _________________________ as of the year and day first above written.


                                  AGSCO, INC.


                                  BY:
                                     --------------------------------------
                                         Randy Brown
                                         Its President


                                  First American Bank Valley


                                  By:
                                     --------------------------------------
                                        Its:
                                            -------------------------------



PERCENTAGE     COMMITMENT OF FABV      TERM NOTE          TERM NOTE TO FABV
----------     ------------------      PERCENTAGE         -----------------
                                       ----------

54.2857%       $4,750,000.00           50%                $500,000.00


                                  First National Bank of North Dakota



                                  By:
                                     --------------------------------------
                                        Its:
                                            -------------------------------



PERCENTAGE     COMMITMENT OF FNBGF                     TERM NOTE TO
----------     -------------------     TERM NOTE       ------------
                                       PERCENTAGE      FNBGF
                                       ----------      -----

28.5714%       $2,500,000.00           50%             $500,000.00


                                    Ex. 10.4 - 26

                                  American Bank Moorhead


                                  By:
                                     --------------------------------------
                                        Its:
                                            -------------------------------


PERCENTAGE     COMMITMENT OF AMERICAN BANK MOORHEAD
----------     ------------------------------------
17.1429%       $1,500,000.00


                                    Ex. 10.4 - 27

                                       EXHIBITS

A.             Notice of Borrowing

B.             Term Notice of Borrowing

C.             Form of Note

D.             Form of Tem Note

E.             Certificate of Authority

F.             Form of Opinion of Counsel

G.             Subsidiaries

H.             Exceptions to Section 4.8, 4.11, 6.4, 6.5 and 6.7

I.             Borrowing Base and Compliance Certificate


                                    Ex. 10.4 - 28

                                      EXHIBIT A
                             FORM OF NOTICE OF BORROWING
                                     AND PAYMENTS

First American Bank Valley
200 First Avenue North
P.O. Box 13118
Grand Forks, North Dakota 58208-3118

Attention:  John D. Erickson

Gentlemen:

    The undersigned, AGSCO, INC., a North Dakota corporation refers to the Loan Agreement dated as of June 14, 1996 (the "Loan Agreement"; the terms defined therein being used herein as therein defined), between the undersigned, the bank parties thereto (the "Banks") and you, as the Agent (the "Agent") and hereby gives you notice, pursuant to Section 2.2 of the Loan Agreement, that the undersigned hereby requests a Loan under the Loan Agreement, and in that connection sets forth below the information relating to such Loan (the "Requested Advance") or a payment of the Notes ("Payment"):

         (a) The requested Business Day of the Requested Advance/Payment (circle one) is ________________, 199_;

         (b)   check one

                   The aggregate principal amount of the Requested Advance is
         ------ U.S. $_________ and the aggregate unpaid principal amount of all Loans after giving effect to the Requested Advance is $___________; or

                   The aggregate principal amount of the Payment is U.S.
         ------ $_________ and the aggregate unpaid balance of all Loans after giving effect to the Payment is $___________.

         (c) The undersigned confirms that the conditions precedent set forth in Section 2.8 of the Loan Agreement are satisfied as of the date hereof.

                                  AGSCO, INC.


                                  By:
                                     --------------------------------------
                                        Its:
                                            -------------------------------


                                    Ex. 10.4 - 29

                                      EXHIBIT B
                           FORM OF TERM NOTICE OF BORROWING


First American Bank Valley
200 First Avenue North
P.O. Box 13118
Grand Forks, North Dakota 58208-3118

Attention:    John D. Erickson

Gentlemen:

    The undersigned, AGSCO, INC., a North Dakota corporation refers to the Loan Agreement dated as of June 14, 1996 (the "Loan Agreement"; the terms defined therein being used herein as therein defined), between the undersigned, the Tom Banks and you, as the Agent (the "Agent") and hereby gives you notice, pursuant to Section 3.2 of the Loan Agreement, that the undersigned hereby requests a Term Loan under the Loan Agreement, and in that connection sets forth below the information relating to such Term Loan (the "Proposed Loan"):

         (a)   The requested Business Day of the Proposed Loan is ___________,
    199_;

         (b) The aggregate principal amount of the Proposed Loan is U.S. $_________________.

         (c) The cumulative principal amount of all Term Loan Borrowing Loans after giving effect to the Proposed Loan is $____________.

         (d) The remaining Term Loan Commitment is ($1,000,000.00 LESS (c) above) $____________.

         (e) The undersigned confirms that the conditions precedent set forth in Section 3.8 of the Loan Agreement we satisfied as of the date hereof.

                                  AGSCO, INC.


                                  By:
                                     --------------------------------------
                                        Its:
                                            -------------------------------


                                    Ex. 10.4 - 30

                                      EXHIBIT C
                                         NOTE

$______________                                        Grand Forks, North Dakota
Due:  March 1, 1997                                                June 14, 1996


    FOR VALUE RECEIVED, the undersigned, AGSCO, INC., a North Dakota corporation, promises to pay to the order of _________________________________, a _______________ (the "Bank"), at the office of its agent bank, First American Bank Valley, at such agents office in Grand Forks, North Dakota. the sum of _____________________________ AND NO/100THS DOLLARS ($__________________), or
such lesser star m may actually be owing under borrowings made pursuant to that certain Loan Agreement (the "Loan Agreement") of even date herewith between the undersigned and the Bank, with interest on the principal balance from the date hereof calculated at a rate per annum at all times equal to the Reference Rate (computed on the basis of actual days elapsed in a year of 360 days).

    The term "Reference Rate" shall be that rate of interest published in the WALL STREET JOURNAL as the lowest New York Prime Rate. All changes in the rate of interest due hereon are effective automatically on the same day the Reference Rate change takes effect.

    From and after the date hereof this Note shall be payable as follows:

         (a) interest accrued hereon shall be payable on the first day of each month commencing July 1, 1997; and

         (b) all unpaid principal and interest accrued thereon shall be due and payable in fall on Mach 1, 1997.

    All payments trader this Note shall be applied initially against seemed interest and thereafter in reduction of principal.

    The undersigned agrees to pay a late payment service charge in an amount equal to five percent (5.0%) of any installment of principal or interest (including any final installment) not received by the Bank within ten (10) days of the due date.

    This Note may be prepaid at any time without premium or penalty.

    This Note is issued in connection with the Loan Agreement. The holder hereof shall have all the advantages of the Low Agreement and reference to the Loan Agreement is hereby made for a statement of the terms and conditions trader which the indebtedness evidenced hereby was incurred, trader which borrowings hereunder may be limited and under which the amounts outstanding hereunder may be accelerated.


                                    Ex. 10.4 - 31

                                         NOTE
                                       PAGE TWO

$________________                                      Grand Forks, North Dakota
Due: March 1, 1997                                                 June 14, 1996


    So long as no Event of Default (as defined in the Loan Agreement) and no event which would be an Event of Default on the giving of notice, lapse of time or both, has occurred and is continuing and subject to compliance with all the terms and conditions of this Note and the Loan Agreement, the undersigned may borrow, repay and reborrow regardless of the cumulative meant of advances hereunder up to the Bank's Percentage of the Maximum Available Loans specified in the Loan Agreement.

    Presentment and demand for payment, notice of dishonor, protest and notice of protest we hereby waived. In the Event of Default, as set forth above, the undersigned agrees to pay costs of collection and reasonable attorneys' fees.

    The undersigned hereby submits itself to the jurisdiction of the courts of the State of North Dakota and the Federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of this Note, waives any argument that venue in such forums is not convenient and agrees that any action instituted by it shall be venued in such forums.

                             AGSCO, INC.


                             By:
                                -----------------------------
                                  Randy Brown
                                  Its President


                                    Ex. 10.4 - 32

                                      EXHIBIT D
                                      TERM NOTE

$500,000.00                                            Grand Forks, North Dakota
Due: March 1, 1997                                                 June 14, 1996

    FOR VALUE RECEIVED, the undersigned, AGSCO, INC., a North Dakota corporation, promises to pay to the order of __________________________, a ___________________ (the "Bank"), at the office of its agent bank, First American Bank Valley, at such agents office in Grand Forks, North Dakota, the sum of FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($500,000.00), or such lesser am as may actually be owing trader borrowings made pursuant to that certain Loan Agreement (the "Loan Agreement") of even date herewith between the undersigned and the Bank, with interest on the principal balance from the date hereof calculated at a rate per annum at all times equal to the Reference Rate (computed on the basis of actual days elapsed in a year of 360 days).

    The term "Reference Rate" shall be that rate of interest published in the WALL STREET JOURNAL as the lowest New York Prime Rate. All changes in the rate of interest due hereon we effective automatically on the same day the Reference Rate change takes effect.

    From and after the date hereof this Note shall be payable as follows:

         (a) the undersigned shall make equal installment payments in the amount of $10,225.00 on the first day of each month hereafter commencing on the first day of the calendar month following the initial advance hereunder; and

         (b) all unpaid principal and interest seemed thereon shall be due and payable in full on March 1, 1997.

    All payments trader this Note shall be applied initially against seemed interest and thereafter in reduction of principal.

    The undersigned agrees to pay a late payment service charge in an meant equal to five percent (5.0%) of any installment of principal or interest (including any final installment) not received by the Bank within ten (10) days of the due date.

    This Note may be prepaid at any time without premium or penalty.

    This Note is issued in connection with the Loan Agreement. The holder hereof shall have all the advantages of the Loan Agreement and reference to the Loan Agreement is hereby made for a statement of the terms and conditions under which the indebtedness evidenced hereby was incurred, trader which borrowings hereunder may be limited and under which the amounts outstanding hereunder may be accelerated.


                                    Ex. 10.4 - 33

                                      TERM NOTE
                                       PAGE TWO

$500,000.00                                            Grand Forks, North Dakota
Due:  March 1, 1997                                                June 14, 1996


    Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived. In the Event of Default, m set forth above, the undersigned agrees to pay costs of collection and reasonable attorneys' fees.

    The undersigned hereby submits itself to the jurisdiction of the courts of the State of North Dakota and the Federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of this Note, waives any argument that venue in such forums is not convenient and agrees that any action instituted by it shall be venued in such forums.

                             AGSCO, INC.


                             By:
                                ---------------------------------
                                  Randy Brown
                                  Its President


                                    Ex. 10.4 - 34

                                      EXHIBIT E
                               CERTIFICATE OF AUTHORITY
                                    OF AGSCO, INC.


    I, Timothy Brown, do hereby certify as follows:

    1. I am the Secretary of AGSCO, INC., a corporation organized and existing under the laws of the State of North Dakota (hereinafter called "this Corporation").

    2. The Articles of Incorporation attached hereto AS EXHIBIT 1 and the Bylaws attached hereto as EXHIBIT 2 are, respectively, true, complete and correct copies of the Corporation's Articles of Incorporation, duly filed with the Secretary of State of the State of North Dakota, and the By-Laws of the Corporation, which Articles and By-Laws have been duly adopted by the Corporation and are presently in fall force and effect.

    3. The following is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of the Corporation, and said resolutions are now in full force and effect:

                                   FIRST RESOLUTION

    RESOLVED, that the President be, and hereby is, authorized, for and on behalf of and in the came of this Corporation;

         (i) To borrow money and obtain other credit and financial accommodations, in any amount, from First American Bank Valley, a North Dakota banking corporation, First National Bank North Dakota, a national banking association and American Bank Moorhead, a Minnesota banking corporation (collectively, the "Banks");

         (ii) To mortgage, pledge, grant a security interest or lien in and on all or such part of its real and personal property as such officer may deem to be appropriate to secure to the Banks repayment of any indebtedness by this Corporation to the Banks and to execute such security agreements, mortgages, financing statements, assignments, pledge agreements and other documents and instruments as may be requested by the Banks to create, perfect or continue such mortgage, pledge, security interest, lien or assignment;

         (iii) To sign, execute and deliver loan and credit agreements, security agreements, promissory notes, acceptances and other evidences of indebtedness therefor, as collateral therefor or in renewal thereof, in such amounts and for such time, at such rates of interest and upon such terms as such officer may see fit;

         (vi) To do such other acts and things, make such other agreements and execute and deliver such other certificates, instruments and other writings as may be required or as


                                    Ex. 10.4 - 35
    the Banks or such officer may dem to be appropriate in connection with any of the foregoing or the following resolutions.

                                  SECOND RESOLUTION

    RESOLVED, FURTHER, that (without limiting the generality of the foregoing resolution) each officer referred to in the foregoing resolution, acting alone or acting with others, be and is hereby authorized and directed to execute, acknowledge, deliver and perform the following agreements, instruments, certificates, and other writings for, on behalf of and in the name of this Corporation, and that all of such agreements, instruments, certificates and other writings and all other matters contemplated thereby be and the same hereby we ratified, approved and confirmed:

         1. A Loan Agreement to be dated, made and delivered to the Banks by this Corporation (the "Loan Agreement").

         2. The Notes to be dated, made and delivered to the Banks by this Corporation in the form contemplated in and pursuant to the Loan Agreement ("Notes").

         3. All such other agreements, certificates, instruments, and other writings m may reasonably be required to affect the transactions contemplated in the Loan Agreement.

                                   THIRD RESOLUTION

    RESOLVED, FURTHER, that any of L. Russell Brown, Randy Brown, Diana I. Randall or David Glessner, acting alone, is authorized to request advances and authorize payments on the loans obtained from the Banks pursuant to the Loan Agreement and the Notes.

                                  FOURTH RESOLUTION

    RESOLVED, FURTHER, that the Secretary shall certify to the Banks the names and signatures of the persons who presently we duly elected, qualified and acting as the officer or employees refused to in the foregoing resolutions, and the Secretary shall from time to time hereafter, upon a change in the facts so certified, immediately certify to the Banks the names and signatures of the persons then authorized to sign or to set; the Banks shall be fully protected in relying on such certificates and on the obligation of the Secretary (set forth above) immediately to certify to the Banks any change in any facts so certified; and the Banks shall be indemnified and saved harmless by this Corporation from any claims, demands, expenses, losses and damages resulting from or growing out of honoring or relying on the signature or other authority (whether or not properly used) of any officer


                                    Ex. 10.4 - 36
    whose name and signature was so certified, or refusing to honor any signature or authority not so certified.

                                   FIFTH RESOLUTION

    RESOLVED, FURTHER, that the foregoing resolutions are in addition to, and do not limit and shall not be limited by, any resolutions heretofore or hereafter adopted by this Corporation for the conduct of business with the Banks; and the foregoing resolutions shall continue in force until express written notice of their prospective rescission or modification, as to further transactions not then undertaken or committed for, has been received by the Banks.

                                   SIXTH RESOLUTION

    RESOLVED, FURTHER, that any and all transactions by or on behalf of this Corporation with the Banks prior to the adoption of these resolutions be and the same hereby we in all respects ratified, approved and confirmed.

    4. The Board of Directors of this Corporation has, and at the time of adoption of the foregoing resolutions had, full power and lawful authority to adopt the foregoing resolutions and to confer the powers therein granted to the persons named, and such persons have full power and authority to exercise the same. The signatures appearing below are the true, authentic and official signatures of the officers and other employees referred to in the foregoing resolutions; and the persons named below as officers and other employees have been duty elected to and now hold the office in this Corporation or we currently employed by this Corporation in the capacity set forth opposite their names:

    Name                     Title                    Sample Signature
    ----                     -----                    ----------------

    Randy Brown         President
                                                 --------------------------

    L. Russell Brown    Chief Executive Officer
                                                 --------------------------

    Diana I. Randall    Senior Accountant
                                                 --------------------------

    David Glessner      Manager of Production
                        Financing                --------------------------

    Timothy Brown       Secretary
                                                 --------------------------

    5. The foregoing resolutions are effective and binding on this Corporation without approval of its shareholders.


                                    Ex. 10.4 - 37

    6. The forms of the Loan Agreement, Revolving Note and any other writings executed, on behalf of this Corporation by an officer of this Corporation, dated as of the date hereof, and delivered to the Banks are the agreements and writings referred to in and approved by the Second Resolution set forth above.

    IN WITNESS WHEREOF, I hereunto subscribed any name this 14th day of June, 1996.



                             ----------------------------------
                             Secretary


                                    Ex. 10.4 - 38

                                      EXHIBIT F
                                  OPINION OF COUNSEL

                         [ON BORROWER'S COUNSEL'S LETTERHEAD]

                                    June 14, 1996
First American Bank Valley
200 First Avenue North
P.O. Box 13118
Grand Forks, North Dakota 58208-3118
Attention: John D. Erickson

First National Bank North Dakota
4th and DeMers Avenue
Grand Forks, North Dakota 58201
Attn: Karl Bollingberg

American Bank Moorhead
P.O. Box 220
Moorhead, Minnesota 56560-0220
Attn:    Neil Qualey

    Re:  AGREEMENT WITH AGSCO, INC.

Ladies and Gentlemen:

    We have acted as counsel to AGSCO, INC., a corporation organized trader the laws of the State of North Dakota (the "Borrower"), in connection with the preparation, execution and delivery of a Loan Agreement (the "Agreement") dated as of among the Borrower and you.

    In that connection we have examined (a) the Articles and Bylaws of the Borrower and all amendments thereto (the "Articles and Bylaws"), (b) resolution of the board of directors of the Borrower regarding this transaction, (c) the Agreement, the Notes and the Schedules and Exhibits attached thereto and all other documents executed and delivered by Borrower pursuant to the Agreement ("Loan Documents"), (d) such other documents, corporate and official records and other instruments, and such laws and regulations, as we have deemed necessary in order to render this opinion.

    All capitalized terms used herein, except as otherwise defined herein, are used with the same meaning as defined in or used in the Agreement.

    Based upon such examination and subject to the foregoing, it is our opinion that:


                                    Ex. 10.4 - 39

         1. The Borrower is a corporation validly organized and existing and in good standing under the laws of the State of North Dakota, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would permanently preclude the Borrower from enforcing its rights with respect to its assets. The Borrower has full power and authority to enter into and to perform its obligations trader the Loan Documents and to obtain Loans pursuant to the terms of the Agreement.

         2. The execution and delivery by the Borrower of, and the Borrower's obtaining loans and performing its obligations from time to time under, the Loan Documents have been duly authorized by all necessary corporate action, does not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other person or entity (including, without limitation, any stockholder), does not and will not conflict with, result in any violation of or constitute any default trader, any provision of the Articles and ByLaws or, to our knowledge, any agreement, other instrument, any law or governmental regulation or any court decree or order, binding upon or applicable to it and will not result in the creation or imposition of any security interest in or lien or encumbrance on any of its properties pursuant to the provisions of any agreement or other document known to us binding upon or applicable to it.

         3. The Loan Documents executed by the Borrower have been duly executed and delivered and are, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

         4. To the best of our knowledge except as disclosed to you on Schedule A attached hereto, there is no action, suit or proceeding at law or equity, or before or by any federal, state, local or other governmental department, commission, head, bureau, agency or instrumentality, domestic or foreign, pending, or threatened against the Borrower or its properties; and to our knowledge the Borrower is not in default with respect to any final judgment, writ, injunction, decree, rate or regulation of any court or federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         5. To the best of our knowledge the Borrower is not in violation of any law, regulation, ordinance or rule(including those of any non-governmental self-regulatory agency) applicable to it.


                                    Ex. 10.4 - 40

         6. The interest, fees, other expenses and charges payable by the Borrower under the Loan Documents are not usurious.

                             Sincerely,


                                    Ex. 10.4 - 41

                                      EXHIBIT G
                                     SUBSIDIARIES

                                         None


                                    Ex. 10.4 - 42

                                      EXHIBIT H

                    EXCEPTIONS TO SECTIONS 4.8, 4.11, 6.4 AND 6.5


As to Section 4.8 and 6.4:   (Guaranty or Suretyship)

         None

As to Section 4.1 1 and 6.7: (Indebtedness)

    Creditor              Amount            Goods covered
    --------              ------            -------------

    First Bank fsb      $891,676.94           Unsecured
                        $297,584.91           Unsecured

    Larry A. Brown      $375,000.00           Unsecured


As to Section 6.5: (Investments)

         None


                                    Ex. 10.4 - 43

                                      EXHIBIT I
                        BORROWING BASE COMPLIANCE CERTIFICATE

First American Bank Valley
200 First Avenue North
P.O. Box 13118
Grand Forks, North Dakota 58208-3118
Attention: John D. Erickson

First National Bank North Dakota
4th and DeMers Avenue
Grand Forks, North Dakota 58201
Attn: Karl Bollingberg

American Bank Moorhead
P.O. Box 220
Moorhead, Minnesota 56560-0220
Attn: Neil Qualey

    Re: Loan Agreement between AGSCO, INC., a North Dakota corporation ("Borrower") and First American Bank Valley, a North Dakota banking corporation, First National Bank North Dakota, a national banking association and American Bank Moorhead, a Minnesota banking corporation (collectively, the "Banks") dated __________________ ("Loan Agreement").

Ladies and Gentlemen:

    Pursuant to that certain Loan Agreement, and any amendments thereto and extensions thereof, the Borrower hereby:

    A. repeats and reaffirms to the Banks each and all of the representations and warranties made by the Borrower in the Loan Agreement and the agreements related thereto, and certifies to the Banks that each and all of said warranties and representations are true and correct as of the date hereof; and

    B. represents, warrants and certifies that the Borrower owns, subject only to the security interest granted to the Banks, the following properties:

    1.   Accounts

         (a)   Accounts Receivable
               as of __________, 199_            $
                                                  -----------------


                                    Ex. 10.4 - 44

         (b)   Accrued Rebates Receivable
               (Limited to 4.5% of commodity sales)   $
                                                       -----------------
         (c)   Invoiced Rebates Receivable            $
                                                       -----------------
         (d)   Total Accounts Receivable              $
                                                       -----------------
         (e)   Less:  Ineligible Accounts Receivable
               (i) Over 90 days              $
                                              --------
               (ii)     10% over 90 days     $
                                              --------
               (iii)    bankruptcy of
                        account debtor       $
                                              --------
               (iv)     accounts receivable
                        from related parties $
                                              --------
               (v) accrued rebates receivable
                        in excess of 4.5% of
                        commodity sales      $
                                              --------
               (vi)     other accounts
                        deemed ineligible
                        by bank              $
                                              --------
               Total Ineligibles                      $
                                                       -----------------
         (f)   Eligible Accounts Receivable
               (Line 1(d) minus Line 1(e))            $
                                                       -----------------
         (g)   Loan Value of Accounts Receivable
               (Line 1(f) times 70%)                  $
                                                       -----------------

    2.   Inventory

         (a)   Total Inventory as of
               _____________, 19__                    $
                                                       -----------------
         (b)   Work in Process                        $
                                                       -----------------
         (c)   Eligible Inventory
               (Line 2(a) plus Line 2(b))             $
                                                       -----------------
         (d)   Loan Value of Inventory
               (Line 2(c) times 60%)                  $
                                                       -----------------

    3.   Outstanding Balance of Revolving Notes       $
                                                       -----------------

    4.   Margin (Deficit)
         (Line 1g plus 2d minus Line 3)               $
                                                       -----------------

    C. represents, warrants and certifies that there has not been (except as may be otherwise indicated below) any change since the computation dates specified above to the date hereof which would materially reduce the amounts shown above if such amounts were computed as of the date of this Certificate.


                                    Ex. 10.4 - 45

    D. The undersigned, the senior accountant officer of the Borrower, hereby certifies as of ___________, 199_ that the following computations of financial covenants and tests contained in the Loan Agreement and related documents are as follows:

    Tangible Net Worth:

         a)    Net Worth
                                            -----------------
         b)    Intangible Assets
                                            -----------------
         c)    Tangible Net Worth (a-b)
                                            -----------------

         Required: Greater than or equal to $5,250,000.00 (Section 5.10)

    Debt to Tangible Net Worth:

         a)    Indebtedness
                                            -----------------
         b)    Tangible Net Worth
                                            -----------------
         c)    Debt to Tangible Net
               Worth (a divided by b)
                                            -----------------

         Required:  Less than or equal to the following: (Section 5.12)

         Period                        Maximum Ratio
         ------                        -------------
         On 6/30/96                    5.00 to 1
         On 7/31/96                    5.00 to 1
         On 8/31/96                    5.00 to 1
         On 9/30/96                    5.00 to 1
         On 10/31/96                   2.75 to 1
         On 11/30/96 and
         each month end thereafter     5.00 to 1

    Current Ratio:

         a)    Current Assets
                                            -----------------
         b)    Current Liability
                                            -----------------
         c)    Current Ratio
               (a divided by b)
                                            -----------------

         Required: Greater than or equal to the following: (Section 5.11)

         Period                        Maximum ratio
         ------                        -------------
         On 6/30/96                    1.15 to 1
         On 7/31/96                    1.15 to 1
         On 8/31/96                    1.15 to 1


                                    Ex. 10.4 - 46

         On 9/30/96                    1.15 to 1
         On 10/31/96                   1.20 to 1
         On 11/30/96 and
         each month end thereafter     1.15 to 1

    Cash Flow Coverage Ratio:

         a)    Consolidated Net Income      $
                                                  -----------------
         b)    Interest                     $
                                                  -----------------
         c)    Depreciation                      $
                                                  -----------------
         d)    Total Cash Available
               (lines a + b + c)                 $
                                                  -----------------
         e)    Mandatory Debt Retirement         $
                                                  -----------------
         f)    Interest                     $
                                                  -----------------
         g)    Dividends                         $
                                                  -----------------
         h)    Net Capital Purchase
               (i)    Capital Expenditures       $
                                                  --------
               (ii)   Aggregate Term Note
                      Advances                   $
                                                  --------
               (iii)  Total
                   (Line h(i) less h(ii))        $
                                                  -----------------
         i)    Total Cash Requirements
                   (lines e + f + g + h(iii))    $
                                                  -----------------
         j)    Cash Flow Coverage Ratio
               [line(d) divided by line (i)]     $
                                                  -----------------

         Required:  Not less than 1.20 as of October 31, 1996 (Section 5.13)

Advances to Stockholders

    a)   Outstanding to date
                                  -------------------

         Required: Less than or equal to $50,000.00 (Section 6.6)

    All capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

    The undersigned further confirms that each representation and warranty contained in the Loan Agreement and related documents is true and accurate as the date hereof.


                                    Ex. 10.4 - 47

    The undersigned further confirms that no Event of Default has occurred or is continuing and no event which with the giving notice or the passage of time or both would mature into an Event of Default has occurred or is continuing.

                             Sincerely,

                             AGSCO, INC.


                             By:
                                ------------------------------
                                  Its:
                                      -----------------


                                    Ex. 10.4 - 48